UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

Strategic Realty Trust, Inc.

(Exact name of Registrant specified in its Charter)

Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Suite 1100

San Mateo, California, 94402

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2016, Strategic Realty Trust, Inc. (the “Company”), through an indirect subsidiary, entered into three separate purchase agreements to acquire three retail properties located in San Francisco, California (the “San Francisco Properties”) from each of Octavia Gateway Holdings, LLC, Grove Street Hayes Valley, LLC and Hayes Street Hayes Valley LLC, each a Delaware limited liability company and each a subsidiary of DDG Partners LLC. The sellers are not affiliated with the Company or its external advisor. The San Francisco Properties encompass an aggregate of six retail condominiums with an aggregate of 9,121 square feet of retail space. The aggregate purchase price of the San Francisco Properties is approximately $13.7 million plus closing costs.

Pursuant to the agreements, the Company made aggregate earnest money deposits of $425,000 to the sellers on May 6, 2016. There can be no assurance that the Company will complete the acquisition of any or all of the San Francisco Properties. In some circumstances, if the Company fails to complete the acquisitions, it may forfeit up to $425,000 of earnest money.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: May 10, 2016	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer